Exhibit 21

Subsidiaries of the Registrant

		Percentage of	State of Incorporation
Parent	Subsidiary	Ownership	or Organization

HEI, Inc.	Cross Technology, Inc.	100%	Minnesota

Cross Technology, Inc. was merged into HEI, Inc. effective October 25, 2007.